PROSPECTUS SUPPLEMENT                        This Prospectus Supplement, filed
FOR THE PERIOD ENDING                        pursuant to Rule 424(b)(3),
SEPTEMBER 30, 1996 TO                        relates to Registration Statement
PROSPECTUS DATED                             33-71504-01 and the Prospectus
NOVEMBER 16, 1993                            dated November 16, 1993





                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  October 15, 1996



                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)


Delaware                        0-23108                  Not Applicable
--------                        -------                  --------------
(State of                       (Commission              (IRS Employer
organization)                   File Number)             Identification No.)



c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                              19720
---------------------------------------------------------
(Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code: (302) 323-7184





                               Not Applicable
                 -------------------------------------------
               (Former address, if changed since last report)





                                  Page 1 of 99
                         Index to Exhibits is on page 7

Item 5.  Other Events

A)      Series 1993-1:
On October 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the September 1996 Due Period with respect to Series 1993-1, which is attached as Exhibit
20(a) hereto.

B)      Series 1993-2:
On October 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the September 1996 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C)      Series 1993-3:
On October 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the September 1996 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D)      Series 1994-1:
On October 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the September 1996 Due Period with respect to Series 1994-1, which is attached as Exhibit 20(d) hereto.

E)      Series 1994-2:
On October 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the September 1996 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(e) hereto.

F)      Series 1994-3:
On October 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the September 1996 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(f) hereto.

G)      Series 1994-A:
On October 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the September 1996 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(g) hereto.

H)      Series 1995-1:
On October 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the September 1996 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(h) hereto.

I)      Series 1995-2:
On October 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the September 1996 Due Period with respect to Series 1995-2, which is attached as Exhibit 20 (i) hereto.

J)      Series 1995-3:
On October 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the September 1996 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(j) hereto.

K)      Series 1996-1:
On October 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the September 1996 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(k) hereto.

L)      Series 1996-2:
On October 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the September 1996 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(l) hereto.

M)      Series 1996-3:
On October 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the September 1996 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(m) hereto.

N)      Series 1996-4:
On October 15, 1996 the Registrant made available the Monthly
Certificateholders Statement for the September 1996 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(n) hereto.

O)      Series 1996-5:
On October 15, 1996 the Registrant made available the Monthly
Certificateholders Statement for the September 1996 Due Period with respect to Series 1996-5, which is attached as Exhibit 20(o) hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.     Description
-----------     -----------

20(a) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1994-1.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1994-2.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1994-3.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1994-A.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1995-1.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1995-2.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1995-3.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1996-1.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1996-2.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1996-3.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1996-4.

20(o) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1996-5.

                                   SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                  DISCOVER CARD MASTER TRUST I
                                        (Registrant)

                                    By: GREENWOOD TRUST COMPANY
                                        as originator of the Trust



                                    By:           John J. Coane
                                        --------------------------------------
                                        John J. Coane
                                        Vice President, Director of
                                        Accounting and Treasurer





Date: October 15, 1996

                                 EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------
20(a)           Monthly Certificateholders' Statement, related to the Due
                Period ending September 30, 1996, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1994-1.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1994-2.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1994-3.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1994-A.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1995-1.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1995-2.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1995-3.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1996-1.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1996-2.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1996-3.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1996-4.

20(o) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1996, for Series 1996-5.